UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): (March 14, 2011) March 17, 2011
GLOBAL INDUSTRIES, LTD.
(Exact Name of Registrant as Specified in Its Charter)

Louisiana	0-21086	72-1212563
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8000 Global Drive
Carlyss, Louisiana	70665
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (337) 583-5000
n/a
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     In connection with Mr. James J. Doré’s previously announced retirement from his position as Senior Vice President of Worldwide Diving of Global Industries, Ltd. (the “Company”), the Company entered into an agreement with Mr. Doré, effective March 14, 2011 (the “Agreement”). Pursuant to the Agreement, commencing immediately after March 31, 2011, the effective date of his retirement (the “Retirement Date”), Mr. Doré will receive compensation in an amount equal to his current monthly salary and will be entitled to receive from the Company certain welfare benefits, including medical, dental and life insurance, through March 31, 2013. In connection with his retirement, Mr. Doré will receive the following additional benefits:
1)	A special cash bonus of $300,000 and a grant of 32,500 shares of Company common stock, to be paid within thirty days of his Retirement Date;

2)	All stock options will remain exercisable for their full terms;

3)	Mr. Doré will retain his performance shares issued under the Company’s 2005 Stock Incentive Plan and be eligible to receive, to the extent earned, shares of Company common stock associated with the performance period of 2010-2011; and

4)	Reasonable costs for relocation expenses from Houston, Texas to the Lafayette, Louisiana area.
     Following his Retirement Date, Mr. Doré has agreed to provide consulting services to the Company, upon request, for up to five (5) days per month at no cost for each full month that Mr. Doré is paid pursuant to the Agreement. The consulting period will commence on April 1, 2011 and conclude on March 31, 2013.
     Mr. Doré’s Change-In-Control Agreement with the Company will terminate effective April 1, 2011. Also, subject to certain limitations, Mr. Doré has agreed not to (i) compete with the Company as long as he continues to receive the benefits described above or (ii) solicit certain employees, representatives or advisors of the Company for a period of two (2) years commencing on April 1, 2011.
     The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits
(a)	Exhibits.

10.1	Agreement between Global Industries, Ltd. and James J. Doré, effective as of March 14, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL INDUSTRIES, LTD.
By:	/s/ John B. Reed
John B. Reed
Chief Executive Officer

March 17, 2011

EXHIBIT INDEX

Exhibit
Number	Exhibit Description
10.1	Agreement between Global Industries, Ltd. and James J. Doré, effective as of March 14, 2011.